Exhibit 10.1

SECOND & FIRST AMENDMENTS TO BINDING LETTER OF INTENT

SECOND AMENDMENT TO BINDING LETTER OF INTENT

THIS SECOND AMENDMENT TO BINDING LETTER OF INTENT (the “Second Amendment”) is entered into April 27, 2022, SDI Black 011, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 (hereinafter collectively “Seller”), and Sahedabanu Sohel Kapadiai and Sohel Basir Kapadia, the managing members and owners of Seller (hereinafter collectively “Owners”), and Cuentas, Inc., a Florida corporation located at 235 Lincoln Road, Suite 210, Miami Beach, Florida 33139 (“Buyer”).

WHEREAS on or about October 29, 2021, Seller, including as of that date, Mango Tel LLC, a Wyoming limited liability company “Mango Tel”), owned by Fisk Holdings, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704, and Buyer entered into that certain Non-binding Letter of Intent (the “NLOI”) whereby the parties conducted their due diligence regarding the desirability of the proposed purchase of the assets of Seller by Buyer;

WHEREAS on or about January 3, 2022, Seller, including at that time Mango Tel, Owners and Buyer entered into that certain Binding Letter of Intent (the “BLOI”);

WHEREAS on or about February 11, 2022, Seller, including at that time Mango Tel, Owners and Buyer entered into that Amendment to Binding Letter of Intent (the “First Amendment”) which amended certain terms of the BLOI, including without limitation, excluding the assets of Mango Tel from the contemplated Purchased Assets, and, accordingly, removing Mango Tel as a party from the contemplated transaction and reducing the Purchase Price of the Purchase Assets to TWO MILLION NINE HUNDRED SEVENTY-SIX THOUSAND DOLLARS ($2,976,000.00); and

WHEREAS as of the date set forth above, the parties hereto have agreed to enter into this Second Amendment to amend certain of the terms and conditions of the First Amendment and the BLOI as set forth below.

ACCORDINGLY, the parties covenant and agree as follows:

1. Recitals: The above recitals are true and correct and form a part of the parties’ agreement.

2. Conflict Between Agreements: The terms and conditions of the First Amendment and the BLOI, attached hereto as Composite Exhibit A, are incorporated herein by reference, and shall remain in full force and effect, subject to the terms and conditions set forth in this Second Amendment. To the extent there is a conflict between the terms and conditions of this Second Amendment and the terms and conditions of the First Amendment or the BLOI, the terms and conditions of this Amendment shall control. The capitalized terms in the First Amendment and the BLOI are incorporated herein unless otherwise modified in this Amendment.

3. Definitive Asset Purchase Agreement: As contemplated by the parties, the material terms and conditions of the transaction shall be set forth in a definitive asset purchase agreement (“APA”) that shall have the customary representations and warranties as is standard in the business including a detailed listing of the Purchased Assets being acquired by the Buyer from the Seller. The parties shall execute the APA on or before May 8, 2022. The APA is subject to approval by the Board of Directors of Buyer at its absolute and sole discretion; and, accordingly, if the Board of Directors of Directors elects not to approve the APA for whatever reason on or before May 8, 2022, including without limitation, insufficiency of the detailed listing of the Purchased Assets, at its sole and absolute discretion, the APA, the Second Amendment, the BLOI, and/or NLOI and the parties shall be released from any and all obligations arising thereunder including the termination penalty set forth in paragraph 11 below.

4. Closing Date: The closing date for the APA shall be as agreed by the parties in writing but not later than five (5) business days following expiration of the Bulk Sale Notice as defined in paragraph 9 below (the “Closing Date”) or as otherwise defined in the APA however, under no circumstances shall the Closing Date be after May 20, 2022.

5. Purchase Price: The Purchase Price for the Purchased Assets of TWO MILLION NINE HUNDRED SEVENTY-SIX THOUSAND DOLLARS ($2,976,000.00) shall be funded as follows:

a. On or before five (5) business days following the execution of this Second Amendment by the parties hereto, Buyer shall pay into the escrow trust account of the Buyer’s Escrow Agent as defined in paragraph 7 below, ONE MILLION DOLLARS ($1,000,000.00) to be held in trust under the terms and conditions of the Escrow Agreement as defined below in paragraph 7 below; and

b. On or before five (5) business days before the Closing Date, Buyer shall pay into the escrow trust account of Buyer’s Escrow Agent, the remaining Purchase Price of ONE MILLION NINE HUNDRED SEVENTY-SIX THOUSAND DOLLARS ($1,976,000.00, the “Remaining Purchase Price”).

c. At the Closing, Owners shall transfer one hundred percent (100%) of the membership interest in Cuentas SDI, as that term is defined in paragraph 6 of the BLOI attached as Exhibit A hereto, to Buyer and cause Seller to deliver acceptable bill of sale, assignments of contracts, and all other title documents as necessary to transfer title in the Purchased Assets free and clear of any liens, claims, and encumbrances to Buyer or Cuentas SDI at Buyer’s sole discretion.

6. Owners’ Escrow Funding Obligation: On or before eight (8) business days following the execution of this Second Amendment by the parties hereto, Owners shall pay into the escrow trust account of the Seller’s Escrow Agent, as defined in paragraph 7 below, ONE MILLION DOLLARS ($1,000,000.00) to be held in trust under the terms and conditions of the Escrow Agreement as defined below in paragraph 7 below.

7. Escrow Agents and Escrow Agreements:

a. Buyer’s escrow agent shall be Gary M. Murphree, Esq., AM Law LLC, 10743 SW 104th Street, Miami Florida 33176 (“Buyer’s Escrow Agent”) to hold the deposits from Buyer as set forth in paragraphs 5 above (the “Buyer’s Escrow Funds”). The Buyer’s Escrow Agent shall circulate a draft proposed Escrow Agreement subject to revision and approval by the parties hereto and the Escrow Agent. The Escrow Agreement shall set forth the duties and obligations of the Escrow Agent and the terms and conditions of the Escrow Agent’s release of the Escrow Funds to satisfy in full of the SBA Loan Obligation owed by Seller by direct wire transfer of Buyer’s Escrow Funds to the SBA at Closing of the APA defined in paragraph 3 above.

b. Owner’s escrow agent shall be Geist Schwarz & Jellinek, PLLC, who shall serve as Escrow Agent (“Owner’s Escrow Agent”) to hold the deposit from Owner as set forth in paragraph 6 above (the “Owners’ Escrow Funds”). The Owners’ Escrow Agent shall circulate a draft proposed Escrow Agreement subject to revision and approval by the parties hereto and the Escrow Agent. The Escrow Agreement shall set forth the duties and obligations of the Escrow Agent and the terms and conditions of the Escrow Agent’s release of the Escrow Funds to satisfy in full of the SBA Loan Obligation owed by Seller by direct wire transfer of Owners’ Escrow Funds to the SBA at Closing of the APA defined in paragraph 3 above.

c. Collectively the Buyer’s Escrow Agent and Seller’s Escrow Agent shall be referred to collectively as the “Escrow Agents”.

8. Satisfaction of Seller’s SBA Loan Obligation: On or before five (5) business days following the execution of this Second Amendment by the parties, the Escrow Agents shall obtain from the SBA a payoff estoppel letter setting forth the outstanding loan balance, including principal, interest and applicable charges due under the applicable SBA loan documents with a per diem interest amount that will allow the parties to calculate the payoff amount necessary to satisfy in full the indebtedness owed by Seller to the SBA (the “SBA Indebtedness”) and obtain a release of the recorded liens and security interest and UCC-1s, and wiring instructions setting forth the financial account that SBA where it wants the payoff funds transferred to at the Closing (“SBA Wiring Instructions”). At the Closing on the Closing Date, the parties shall provide written notice signed by all of the parties, including the SBA Wiring Instructions, directing the Escrow Agents to wire the $2,976,000.00 plus the $1,000,000.00 for a total of $3,976,000.00, including any additional funds provided by Owners under subparagraph 10(c) below, to the SBA in accordance with the SBA Wiring Instruction as necessary to satisfy in full the SBA Indebtedness and obtain the release of any and all liens, claims, and encumbrances of the SBA against the Purchased Assets.

9. Bulk Sales Notice Requirements: The Buyer shall on or before April 29, 2022 send a notice as contemplated by UCC Article Six Bulk Sales Notice provisions as follows. The Buyer has already been provided a complete list of all creditors of Seller who may have a claim against the Seller or the assets of the Seller. On or before April 29, 2022 the standard form bulk sale notice shall be sent to all creditors by Buyer setting forth the proposed sale and providing an address for creditors to make an inquiry or claim against the Seller or the assets of the Seller. It shall be the responsibility of the Seller and Owners to resolve any and all claims filed within the 20-day notice period (“Bulk Sale Notice”) either through a writing signed by the claimant releasing the Seller and the assets from any further claims, or through escrow of sufficient funds to cover the amount of the claim as alleged by the creditor. The parties shall review all claims, and the resolution or escrow by Seller to satisfy all claims filed, no later than May 18, 2022, and if Buyer, at its sole discretion, is satisfied that each asserted claim has been resolved by a writing signed by the creditor, or an acceptable escrow amount is deposited by Seller in its attorney’s trust account to cover all unreleased alleged claims, the parties shall proceed to closing of the asset purchase transaction on or before the Closing Date.

10. Conditions to Closing:

a. As set forth in paragraph 6 above, if any creditors provide timely notice of a claim against Seller or the Purchased Assets, then as a condition precedent to closing the Seller and Owners shall reduce the Purchase Price or escrow additional funds with the Escrow Agent sufficient to fully satisfy all such asserted claims as determined by the Buyer at its reasonable discretion.

b. The aggregate funds on deposit with the Escrow Agent aggregating $3,976,000.00 are insufficient to satisfy in full the SBA Loan Obligation as set forth in the estoppel letter to be provided by the SBA/lender, then Owners shall deposit any additional funds as determined by the Escrow Agent as necessary to satisfy in full the outstanding SBA Loan Indebtedness then the Owners shall fund the additional deposit by five (5) business days before the Closing.

11. Liquidating Damages Upon Default:

a. If after execution of the APA as provided in paragraph 3 above, if Seller and Owners fail to satisfy the conditions to closing in subparagraphs (a) or (b), the Buyer at its sole discretion may terminate this APA with written notice to the Seller and the Owners and the Escrow Agents. Upon receipt of the written notice of termination as set forth immediately above, Seller’s Escrow Agent shall deposit from the Seller’s Escrow Funds the $250,000 liquidation damages in the registry of a court of competent jurisdiction in Westchester County, New York and commence an interpleader action naming the parties and affording them notice to appear to determine their respective rights in the $250,000 liquidation damages and promptly return the remaining Seller’s Escrow Funds, less the $250,000 liquidating damages, to the Seller and Buyer’s Escrow Agent may promptly return the Buyer’s Escrowed Funds to Buyer.

b. If after execution of the APA as provided in paragraph 3 above, and the Buyer fails to fund the Remaining Purchase Price defined in subparagraph 5(b) above, the Owners may terminate the APA with written notice to the Buyer and the Escrow Agents. Upon receipt of the written notice of termination as set forth immediately above, Buyer’s Escrow Agent shall deposit from the Buyer’s Escrow Funds the $250,000 liquidation damages in the registry of a court of competent jurisdiction in Miami-Dade County, Florida and commence an interpleader action naming the parties and affording them notice to appear to determine their respective rights in the $250,000 liquidation damages and promptly return the remaining Buyer’s Escrow Funds to the Buyer and Owners’ Escrow Agent may promptly return the Owners’ Escrowed Funds to Owners.

c. The parties stipulate that the $250,000 liquidating damages is an approximate estimate of the costs and expenses incurred by each party in pursuing this transaction and is intended solely as an estimate of reimbursable costs and expenses and is not intended to be a penalty.

d. Venue for any dispute over whether a party properly terminated the APA as set forth in subparagraphs (a) and (b) above and/or entitlement of a party to recovery of the $250,000 liquidating damages shall be on the county where the $250,000 liquidation damages are on deposit in the court registry. In any such interpleader, the parties agree to that their respective Escrow Agent is authorized to accept service of the interpleader complaint and summons and they waive any right to a jury trial on any and all issues.

12. Non-compete and non-solicitation: Seller and Owners and their officers and directors and all of its shareholders including Owners, separately and severally, agree that, for a period of two (2) years after closing, they will not, directly or indirectly, own, manage, operate, join in, control, or participate in the ownership, management, operation, or control of, or be connected with in any manner, any entity engaged in the business of Fintec and Telcom anywhere in the world.

13. Terms and Conditions: All terms and conditions of the First Amendment and the BLOI shall be remain in full force and effect unless other modified herein or in the APA.

By signing below each party agrees to be bound by this Second Amendment and the terms and conditions of the First Amendment and the BLOI except as modified by the terms and conditions of this Amendment and the APA.

BUYER:

By:

/s/ Jeff Johnson
Jeff Johnson
CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210
Miami Beach, FL 33139
April 27, 2022

SELLER:

/s/ Saheda Kapadia
SDI Black 011, LLC,
By: Saheda Kapadia
Managing Member
1091 Yonkers Avenue
Yonkers, New York 10704
April 27, 2022

OWNERS:

/s/ Sohel Kapadia
Sohel Kapadia
April 27, 2022

/s/ Saheda Kapadia
Saheda Kapadia
April 27, 2022

AMENDMENT TO BINDING LETTER OF INTENT

TillS AMENDMENT TO BINDING LEITER OF INTENT (the “Amendment”) is entered into February_, 2022, by and among Mango Tel LLC, a Wyoming limited liability company, owned by Fisk Holdings, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 and SDI Black 011, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 (hereinafter collectively “Seller”), and Sahedabanu Sobel Kapadiai and Sobel Basir Kapadia, the managing members and owners of Seller (hereinafter collectively “Owners”), and Cuentas, Inc., a Florida corporation located at 235 Lincoln Road, Suite

210, Miami Beach, Florida 33139 (“Buyer”).

WHEREAS on or about October 29, 2021, Seller and Buyer entered into that certain Non-binding Letter of Intent (the ’‘NLOI”) whereby the parties conducted their due diligence regarding the desirability of the proposed purchase of the assets of Seller by Buyer. A copy of the executed NLOI is attached as Exhibit A to the BLOI defmed immediately below, and the terms and conditions of the executed NLOI are incorporated herein by reference into this Amendment;

WHEREAS on or about January 3, 2022, Seller, Owners and Buyer entered into that certain Binding Letter oflntent (the “BLOI”), a copy of which is attached hereto as Exhibit A hereto;

WHEREAS as of the date set forth above the parties hereto have agreed to enter into this Amendment to the Binding Letter of Intent amending certain terms and conditions of the Binding Letter of Intent as set forth below;

ACCORDINGLY, the parties covenant and agree as follows:

1. Recitals: The above recitals are true and correct and form a part of the parties’ agreement.

2. Conflict Between Agreements: The terms and conditions of the BLOI executed by the parties and attached hereto as Exhibit A, are incorporated herein by reference, and shall remain in full force and effect, subject to the terms and conditions set forth in this Amendment. To the extent there is a conflict between the terms and conditions of this Amendment, and the terms and conditions of the BLOI, the terms and conditions of this Amendment shall control. The capitalized terms in the BLOI and NLOI are incorporated herein unless otherwise modified in this Amendment.

3. Assets To Be Purchased: Buyer shall acquire all of the assets of Seller which include without limitation the Seller’s blackwireless.com domain and other assets as set forth on Schedule A attached to the BLOI but as amended herein to specifically exclude the asset of Mango Tel LLC listed on Schedule A as “rnymangornobile.com” (the “Purchased Assets”). Any asset of Seller not listed on either Schedule A or Schedule B shall be included in the Purchased Assets.

4. Purchase Price: The Purchase Price for the Purchased Assets of THREE MILLION TWO HUNDRED THOUSAND DOLLARS ($3,200,000.00) shall be reduced by seven percent (7%) or TWO HUNDRED TWENTY-FOUR THOUSAND DOLLARS ($224,000.00) to TWO MILLION NINE HUNDRED SEVENTY-SIX DOLLARS ($2,976,000.00) in consideration for the assets of Mango Tel LLC being excluded from the Purchased Assets. The Final Escrow Purchase Price be paid by Buyer shall be reduced by the $224,000.00.

5. As a result of the assets of Mango Tel LLC being excluded from the Purchased Assets pursuant to this Amendment, Mango Tel LLC shall no longer be a party to the (i) contemplated asset purchase agreement or (ii) further amendments or modifications, if any, to the BLOI as amended by this Amendment.

6. Paragraph 6 of the NLOJ regarding Buyer entering into satisfactory employee agreements with the employees of the Seller is void and of no further force and affect. At the sole and absolute discretion of Buyer, Buyer may enter into individual employment agreements with employees of Seller as it may desire but has no legal obligation whatsoever to do so.

7. All terms and conditions of the BLOI shall be remain in full force and effect unless other modified above.

By signing below each party agrees to be bound by this Amendment and the terms and conditions of the BLOI except as modified by the terms and conditions of this Amendment.

BUYER:

By:

/s/ Jeff Johnson
Jeff Johnson CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210
Miami Beach, FL 33139

SELLER:

By:

/s/ Sohel Kapadia
By: Fisk Holdings, LLC By: Sohel Kapadia Managing Member
1091 Yonkers Avenue
Yonkers, New York 10704

/s/ Saheda Kapadia
SDI Black 011, LLC, By: Saheda Kapadia Managing Member
1091 Yonkers Avenue
Yonkers, New York 10704

/s/ Saheda Kapadia
Saheda Kapadia